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CONSOLIDATED BALANCE SHEETS                           U S WEST, Inc.
                                            March 31,   December 31,
In millions                                   1999          1998
--------------------------------------   ------------- --------------
ASSETS                                    (Unaudited)
Current assets:
 Cash and cash equivalents               $         36  $          49
 Accounts receivable, net                       1,700          1,743
 Inventories and supplies                         236            197
 Deferred directory costs                         276            274
 Deferred tax asset                               161            151
 Prepaid and other                                127             78
                                         ------------- --------------
   Total current assets                         2,536          2,492

Property, plant and equipment - net            15,098         14,908
Other assets - net                              1,075          1,007
                                         ------------- --------------
   Total assets                          $     18,709  $      18,407
                                         ============= ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Short-term debt                         $      1,393  $       1,277
 Accounts payable                               1,326          1,347
 Accrued expenses                               1,753          1,702
 Advanced billings and deposits                   377            370
                                         ------------- --------------
   Total current liabilities                    4,849          4,696


Long-term debt                                  8,642          8,642
Postretirement and other postemployment
 benefit obligations                            2,632          2,643
Deferred taxes, credits and other               1,666          1,671

Stockholders' equity                              920            755
                                         ------------- --------------
   Total liabilities and
      stockholders' equity               $     18,709  $      18,407
                                         ============================
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